Exhibit 10.14

Sales Contract

Party A: Dake (Fujian) Sports Goods Co., Ltd.	Signing place: Jinjiang, Quanzhou

Party B: Liu Rongguang	Contract No.: D20100803002

Signing date: Aug 3, 2010

1. Product Name, Model, Quantity, Amount:

Product	Model	Unit	Quantity	Unit Price	Amount	Tax rate	Tax amount	Sum of
Name								amount
Tennis shoes	40#	Pair	3824	61.2	234,018.59	17%	39,783.16	273,801.75
Tennis shoes	41#	Pair	5538	61.45	340,310.10	17%	57,852.72	398,162.82
Tennis shoes	42#	Pair	7248	62.11	450,173.28	17%	76,529.46	526,702.74
Tennis shoes	43#	Pair	4521	62.87	284,235.27	17%	48,320.00	332,555.27
Athletic shoes	39#	Pair	8545	62.93	537,736.85	17%	91,415.26	629,152.11
Athletic shoes	39#	Pair	10251	63.45	650,425.95	17%	110,572.41	760,998.36
Athletic shoes	39#	Pair	2245	63.99	143,657.55	17%	24,421.78	168,079.33
Athletic shoes	39#	Pair	3356	64.63	216,898.28	17%	36,872.71	253,770.99
Rubber soles	36#	Pair	40215	7.82	314,481.30	17%	53,461.82	367,943.12
Rubber soles	37#	Pair	32541	7.86	255,772.26	17%	43,481.28	299,253.54
Rubber soles	38#	Pair	26689	7.90	210,843.10	17%	35,843.33	246,686.43
Rubber soles	39#	Pair	33684	8.05	271,156.20	17%	46,096.55	317,252.75
Total			178657		3,909,708.73		664,650.48	4,574,359.21

2. Party B shall be responsible for providing technical standards for quality requirements; Party A shall produce according to Party B’s quality requirements and specifications and be responsible for the quality issue.

3. Goods delivery place and expense bearing:

Party A shall be responsible for delivering the contracted goods to Party B’s warehouse within 2 months upon this contract signed up and Party A shall be responsible for the incurred delivery expense.

4. Settlement method and term:

(1) After delivering the goods to Party B, Party A shall provide real and valid invoice based on actual amount and Party B’s request.

5. Responsibility of breach:

In accordance with <Economic Contract Law of the PRC>, in case of default by either party, the default party shall not only be responsible for the default obligation by law but also for the incurred expense to realize the obligation by the observant party, the above mentioned expense shall include but not limited to attorney fee, litigation fee and communication expense.

6. Dispute resolution:

Any dispute arising from or in connection with this contract shall be settled through friendly negotiation between the Parties; if no solution is reached through such negotiation, the disputes shall be referred to the People's Court having jurisdiction over the prosecutor's domicile in accordance with the governing law.

7. Miscellaneous:

(1) Party A shall guarantee that the goods provided be in line with national policies and regulations and not infringing others’ intellectual properties, otherwise any resulted economic and legal obligation shall be Party A’s responsibility.

(2) Faxed copy contract shall be regarded as with same legal effect to the original copy.

(3) In case of any unaccomplished manners, both parties shall negotiate in a friendly manner.

Party A: Dake (Fujian) Sports Goods Co., Ltd.	Party B: Liu Rongguang

Address: Chendai Jiangtou Village, Jinjiang	Address: No. 70-71, District 2, Ruijing Shoe

Market, Tianjing

Tel: 0595 – 85186739	Tel: 13902088857